UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2016

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2016, Equinix, Inc. (“Equinix”) and certain of its subsidiaries entered into an amendment (the “Amendment”) of the Credit Agreement entered into on December 17, 2014, among Equinix, as borrower, certain subsidiaries of Equinix, as guarantors, a syndicate of financial institutions, as lenders (each a “Lender” and together, the “Lenders”), Bank of America, N.A., as administrative agent, a Lender and L/C issuer, and various financial institutions, as joint lead arrangers and book runners (as amended by a first amendment on April 30, 2015 and a second amendment on December 8, 2015, the “Credit Agreement”).

The Credit Agreement provided for a senior secured credit facility comprised of (i) a US$1.5 billion senior secured multi-currency revolving credit facility, (ii) a US$500.0 million senior secured term A loan facility in four foreign currencies and (iii) a senior secured term B loan facility consisting of a £300.0 million tranche and a US$250.0 million tranche (the “Term Loan B-1 Facility”). Pursuant to the Amendment, (i) Equinix may borrow up to €1.0 billion in additional term B loans (the “Term B-2 Loans”), subject to the confirmation of Lender commitments on the proposed borrowing date and the satisfaction of customary conditions to borrowing, (ii) the interest rate margin applicable to the loans borrowed under the Term Loan B-1 Facility in US Dollars was reduced from 3.25% to 2.50% and the LIBOR floor applicable to such loans was reduced from 0.75% to zero and (iii) the interest rate margin applicable to the loans borrowed under the Term Loan B-1 Facility in Pounds Sterling was reduced from 3.75% to 3.00%, with no change to the existing LIBOR floor of 0.75% applicable to such loans.

The Term B-2 Loans, if any, that are made available to and borrowed by Equinix, must be repaid in equal quarterly installments of 0.25% of the original principal amount of the Term B-2 Loans, with the remaining amount outstanding to be repaid in full on the seventh anniversary of the funding date of the Term B-2 Loans. The Term B-2 Loans will bear interest at an index based on LIBOR, with the interest rate margin, any LIBOR floor and any original issue discount to be confirmed at the time such Term B-2 Loans are made available to and borrowed by Equinix.

Equinix expects to borrow the full €1.0 billion of Term B-2 Loans on or about January 6, 2017, subject to the confirmation of Lender commitments on the borrowing date and the satisfaction of customary conditions to borrowing. Equinix expects to use the proceeds of the Term B-2 Loans to pay a portion of the purchase price for Equinix’s acquisition of Verizon Communications Inc.’s colocation services business at 24 data center sites consisting of 29 data center buildings, located in the United States, Brazil and Colombia, which proposed transaction (the “Transaction”) was previously announced by Equinix in its Form 8-K filed on December 6, 2016.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

Please refer to the description of the Amendment disclosed in Item 1.01 above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, including statements regarding the proposed Term B-2 Loans. The forward-looking statements involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Although Equinix believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations. Factors that might cause such a material difference include, without limitations, risks related to Equinix’s ability to complete the Transaction on the proposed terms and schedule; whether Equinix will obtain the Term B-2 Loans on the expected timeline and terms; and whether Equinix will be able to satisfy the closing conditions to the financing commitments set forth in the commitment letter for the senior unsecured bridge facility described by Equinix in its Form 8-K filed on December 6, 2016.

Equinix’s forward-looking statements should not be relied upon except as statements of Equinix’s present intentions and of Equinix’s present expectations, which may or may not occur. Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. Except as required by law, Equinix undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures Equinix has made in this Current Report, as well as Equinix’s other filings with the Securities and Exchange Commission (the “SEC”), including Equinix’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2016 and Equinix’s Annual Report on Form 10-K, filed with the SEC on February 26, 2016. Equinix does not assume any obligation to update the forward-looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 27, 2016	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer